Free Writing Prospectus (To the prospectus dated April 4, 2011, as supplemented by the preliminary prospectus supplement dated April 24, 2012)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 April 25, 2012

Zions Direct Auctions - View Auction 4/25/12 2:31 PM

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ZIONS BANCORPORATION

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Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Auction Status:	ACCEPTING BIDS
Auction Start:	4/25/2012 4:30 PM EDT
Auction End:	4/26/2012 3:00 PM EDT
Last Update:	4/25/2012 4:30:16 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

Auction Details

ISSUE INFORMATION

Call Feature:	Non-callable
Settlement Date:	5/1/2012
First Interest Date:	9/27/2012
Int. Accrual Date:	3/27/2012
Int. Frequency:	Semi-Annually
Day Basis:	30/360
CUSIP Number:	989701BB2
Principal Offered:	$ 100,000,000.00
Units Offered:	100000
Denomination:	$ 1,000.00
Min. Price:	98.750000
Max. Price:	101.500000
Min. Yield:	4.158%
Max. Yield:	4.788%

BIDDING INFORMATION

Number of Bidders:	
Number of Bids:	
Current Market-Clearing Price:	98.750000
Current Market-Clearing Yield:	4.788%

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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Bidding Qualification

ZIONS BANCORPORATION

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT® Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

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You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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ZDBD259 :: HOME :: AUCTION #5616

ZIONS BANCORPORATION

Bidding Qualification

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Please confirm your agreement with each of the following by checking the box next to each statement.

- ☐ I agree that the following bidder identification is correct:

Customer Username:	ZDBD259

- ☐ I have accessed or received the Offering Documents.
- ☐ I understand that the Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.
- ☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered.
- ☐ I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities.
- ☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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ZDTEST :: HOME :: AUCTION #5616

ZIONS BANCORPORATION

Bid Page

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Auction Status:	ACCEPTING BIDS
Auction Start:	4/25/2012 4:30 PM EDT
Auction End:	4/26/2012 3:00 PM EDT
Last Update:	4/25/2012 4:33:24 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

▶ Auction Details

ZDTEST

Current Market-Clearing Yield*: 4.788% Current Market-Clearing Price: 98.750000

AUCTION BIDS	Units	Price - OR -	Yield	Submitted	"In the Money"	Principal	Accrued Interest	Amount Due
1			%					
2			%					
3			%					
4			%					
5			%					

Bid Limit: $ 250,000.00 Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Yield*: 4.788% Current Market-Clearing Price: 98.750000

Bidder	Units	Bid Price	Bid Yield	Timestamp	Potential Award	Principal	Accrued Interest	Potential Amount Due
#29978	40	--	--	4/25/2012 4:32:15 PM	40 units	$ 39,500.00	$ 170.00	$ 39,670.00
#29978	50	--	--	4/25/2012 4:32:15 PM	50 units	$ 49,375.00	$ 212.50	$ 49,587.50
#30339	5	--	--	4/25/2012 4:32:05 PM	5 units	$ 4,937.50	$ 21.25	$ 4,958.75
#30128	500	--	--	4/25/2012 4:31:41 PM	500 units	$ 493,750.00	$ 2,125.00	$ 495,875.00
#29978	175	--	--	4/25/2012 4:32:15 PM	175 units	$ 172,812.50	$ 743.75	$ 173,556.25
#30297	2,000	--	--	4/25/2012 4:32:37 PM	2,000 units	$ 1,975,000.00	$ 8,500.00	$ 1,983,500.00
#28214	1,000	98.750000	4.788%	4/25/2012 4:32:44 PM	1,000 units	$ 987,500.00	$ 4,250.00	$ 991,750.00
				Auction Totals:	3,770 units	$ 3,722,875.00	$ 16,022.50	$ 3,738,897.50

Note: This page will check for updates every minute.

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Zions Direct Auctions - Bid Page 4/25/12 2:33 PM

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*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions

Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

Our Affiliates:

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions - Review & Confirm Bid Submission 4/25/12 2:33 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: AUCTION #5616

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Bidder	Bid #	Units @ Price	Yield	Max. Award	Principal	Accrued Interest	Max. Amt. Due	Status
ZDTEST	1	1 @ 98.750000	4.788%	1 Units	$ 987.50	$ 4.25	$ 991.75	NEW
Bid Limit: $ 250,000.00		I understand that I could be responsible for up to $ 991.75 on my award.						

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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